Exhibit 10.01

Trust Agreement

This Trust Agreement is made on July 31, 2013, between Howard Steven Jonas, of 3020 Palisade Avenue, Bronx, New York 10463, hereinafter called the Trustor, and Alliance Trust Company LLC, a limited liability company organized and existing under the laws of the state of Nevada, with its principal office located at 5375 Kietzke Lane, Second floor, Reno, Nevada 89511, referred to herein as Trustee with respect to the Patrick Henry Trust (the “Trust”).

Trustor, therefore, hereby delivers to the Trustee, and the Trustee hereby acknowledges receipt of, the property listed in annexed Schedule A, subject to the provisions of this Trust, and other applicable Federal laws, State Laws, and Federal and State regulations.

The primary purpose of this Trust is to confer on the Trustee the sole responsibility to administer the Trust and to manage Trust assets without the participation by, or the knowledge of, any interested party. Subject to the provisions of Article VII, this includes unfettered discretion over voting rights with respect to corporate shares held by the trust and any other rights that may accompany ownership of such shares. The term interested party as used in this Trust means the Trustor, his spouse, any direct descendent of Trustor or his spouse, and their representatives.

Trustor and the Trustee agree as follows:

Article I

A.	The Trustor shall not retain any right to terminate or revoke this trust, or replace the Trustee, except as provided in this Article I.

B.	This Trust shall terminate upon the first to occur of the following:

a.	The liquidation of assets placed in this trust into cash or cash equivalent; or

b.	The end of the Trust Term.

C.
In the event of the death or incapacity of the Trustor, Deborah Jonas, the wife of the Trustor shall succeed as Trustor.  Upon such succession, Ms. Jonas shall designate an individual to serve as Trustor in the event of her death or incapacity.

D.
In the event that the Trustor believes that the Trustee has failed to perform its obligations hereunder or exercise due care in its performance as Trustee hereunder, the matter shall be submitted to mediation and, if necessary, arbitration under the auspices and in accordance with the rules of the American Arbitration Association (“AAA”).  Any and all mediation or Arbitration shall take place in Washoe County, Nevada. The AAA shall select a single arbitrator with the necessary experience who shall be independent of Trustor, Trustee and any interested party involved in the dispute.    The arbitration shall be conducted under the most expeditious procedures allowed by the AAA, and the arbitrator shall be authorized to determine whether replacement of the Trustee is warranted as a result of negligent management of the Trust or failure to maximize the value of Trust’s assets.  Any replacement Trustee shall be independent of Trustor.

E.
Any corporate fiduciary that serves as the Trustee will not incur any liability by reason of any error of judgment, mistake of law, or action or inaction of any kind in connection with the administration of any trust created under this trust, unless the Trustee’s decision is shown by clear and convincing evidence to have been made in bad faith or have involved willful neglect, willful misconduct or gross negligence.

The Trustor shall indemnify and hold harmless any corporate fiduciary serving as the Trustee during any portion of the Trust Term for reasonable costs and damages incurred in connection with such service, including defense of third party claims, unless such fiduciary shall be shown by clear and convincing evidence to have acted in bad faith or in any manner involving willful neglect, willful misconduct or gross negligence.

Trustee may expend any portion of the trust assets to defend any claim brought against the Trustee by Trustor or an interested party, unless the Trustee is shown by clear and convincing evidence to have acted in bad faith or in any manner involving willful neglect, willful misconduct or gross negligence. Trustee may sell assets from the trust without obtaining permission from the Trustor in order to defend claims against the Trustee brought by Trustor or an interested party.

F.	Trustee will not be held liable for any act or decision as to:

tax matters, if the Trustee relied upon tax counsel’s advice;

legal matters, if the Trustee relied upon legal counsel’s advice; and

valuation matters, if the Trustee relied upon a Qualified Appraiser’s valuation opinion or report.

G.
Trustee will not be held liable to the trust or to any trust beneficiary for any act or decision if the Trustee did not realize an economic benefit or personal gain from the transaction, action, or decision, unless clear and convincing evidence shows the Trustee to have acted in bad faith, or involving willful neglect, willful misconduct, or gross negligence.

With consent of the Trustor, the Trustee may purchase at the expense of the Trust, liability insurance and/or errors and omissions insurance insuring and indemnifying the Trust against the claims of third parties.

H.
The Trust shall be irrevocable for its initial six years and beyond which the Trustor should have the power to remove the Trustee and/or terminate the Trust for any reason.  The period between the date of this Agreement and the termination of the Trust shall be called the Trust Term.

Article II
The Trustee in the exercise of its authority and discretion to manage and control the assets of this Trust shall not consult or notify any interested party except as particularly required or allowed herein.

Article III
A.           None of the assets initially placed in Trust hereunder, as listed in annexed Schedule A, is prohibited as a holding by any interested party and/or applicable Federal laws, State Laws, and Federal and State regulations.

B.           During the Trust Term, the interested parties shall not pledge, mortgage, or otherwise encumber their interests in the Trust or the property held in Trust hereunder.

C.           The Trustee shall not knowingly or negligently disclose to the public or to any interested party any information as to the acquisition, retention, or disposition of any particular securities or other Trust property; except as required by law or hereunder.

D.           The Trustee shall cause the income tax return to be prepared by a Certified Public Accountant or CPA firm of the Trustee's choosing, and such return and any information relating thereto (other than the Trust income summarized in appropriate categories necessary to complete an interested party's tax return), shall not be disclosed publicly. To effectuate the provisions of this Article III, the Trustee shall use its best efforts to provide the interested party, promptly after the close of each taxable year of the Trust during the Trust Term, with that information concerning the Trust, including information on income, expenses, capital gains and capital losses, which is necessary for the interested party to prepare and file tax returns required by the laws of the United States and the laws of any State, district or political subdivision.

E.           The Trustee shall cause the Trust to make any public disclosures (including under applicable sections of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and rules of stock exchanges) regarding the ownership of the securities held in the Trust. The Trustee shall provide to any issuer of equity securities that are held in the Trust, such information as shall be necessary for such issuer to comply with reporting requirements under applicable federal and state securities laws.

F.           The Trustee shall:

1.           Report the net income or loss of the Trust and make other reports necessary to enable all interested parties to complete individual tax returns required by law and this Trust, and

2.           Provide an annual report to Trustor of the aggregate amount of the Trust's income attributable to the Trust.

Article IV
With the exception of the provisions of this Agreement, there shall be no direct or indirect communication between Trustor or any other interested party and the Trustee with respect to the Trust unless it relates only:

A.           To a request for a distribution in cash or other unspecified assets of the Trust,

B.           To the general financial interest and needs of the interested party (including, but not limited to, a preference for current income or long-term appreciation),

C.           To the notification of the Trustee of a law or regulation subsequently applicable to the reporting individual which prohibits the interested party from holding an asset, which notification directs that the asset not be held by the Trust, or

D.           To seek from the Trustor consent to sell all or any portion of the trust’s assets if the Trustee feels, in its duty as Trustee, that it is prudent to recommend a disposition of the trust’s assets.

E.           To seek from the Trustor consent on the voting or other matters where consent of the Trustor is required under Article VII below.

Article V
The Trustee shall not knowingly or negligently:

A.           Disclose any information to any interested party with respect to this Trust that may not be disclosed pursuant to any provision or requirement of this Trust,

B.           Acquire any holding the ownership of which is prohibited by, or not in accordance with the terms of, this Trust,

C.           Solicit advice from any interested party with respect to this Trust, which solicitation is prohibited by law or any provision of this Trust, or

D.           Fail to file any document required by law.

Article VI
The Trustor shall not knowingly or negligently solicit or receive any information with respect to this Trust that may not be disclosed pursuant to any provision of this Trust.

Article VII

In addition to the rights, duties, and powers conferred upon the Trustee by law, the Trustee shall have the following powers, rights, and discretion with respect to any
Trust property held by it:

A.           With regard to the sale, exchange or other disposition of corporate shares placed in this trust, including proposed mergers or other sale transactions related to the capital stock or assets of the corporation associated with the underlying shares placed in this trust, the Trustee shall not have discretion of over any these potential dispositions; rather, the Trustor shall retain all decision powers over final dispositions, shall have the sole right to vote the corporate shares with respect to any such matter and shall have the right to direct the Trustee to dispose of such corporate shares from time to time in the Trustor’s sole discretion;

B.           Except as limited by specific enumeration in this Trust agreement, to invest and reinvest the principal and any undistributed income, in property of any kind;

C.           The Trustee shall not have discretion to participate in any reorganization, consolidation, merger, or dissolution of any corporation having stocks, bonds or other securities which may be held at any time, to receive and hold any property which may be allocated or distributed to it by reason of participation in any such reorganization, consolidation, merger, or dissolution.  Following consummation of any such transaction, the Trustor shall determine whether to continue the Trust;

D.           To exercise all conversion, subscription, voting, and other rights of whatsoever nature pertaining to any such property and to grant proxies, discretionary, or otherwise, with respect thereto;

E.           To elect, appoint, and remove directors of any corporation, the stock of which shall constitute Trust property, and to act through its nominee as a director or officer of any such corporation;

F.           Except as limited by specific enumeration in this Trust agreement, to manage, control, operate, convert, reconvert, invest, reinvest, sell, exchange, lease, mortgage, grant a security interest in, pledge, pool, or otherwise encumber and deal with the property of this Trust, for Trust purposes and in behalf of the Trust to the same extent and with the same powers that any individual would have with respect to his own property and funds;

G.           To register any property belonging to the Trust in the name of its nominee, or to hold the same unregistered, or in such form that title shall pass by delivery;

H.           To abandon, settle, compromise, extend, renew, modify, adjust, or submit to arbitration in whole or in part and without the order or decree of any court any and all claims whether such claims shall increase or decrease the assets held under this Trust agreement;

I.           To determine whether or to what extent receipts should be deemed income or principal, whether or to what extent expenditures should be charged against principal or income, and what other adjustments should be made between principal and income, provided that such adjustments shall not conflict with well-settled rules for the determination of principal and income adjustments, or the Uniform Principal and Income Act, if in effect in the State of Nevada;

J.           To determine whether or not to amortize bonds purchased at a premium;

K.           Except to the extent otherwise expressly provided in this Trust agreement, to make distributions in kind or in cash or partly in each and for such purposes to fix, insofar as legally permissible, the value of any property;

L.           To pay such persons employed by the Trustee to assist it in the administration of the Trust, including investment counsel, accountants, and those engaged for assistance in preparation of tax returns, such sums as the Trustee deems to be reasonable compensation for the services rendered by such persons. Such persons may rely upon and execute the written instructions of the Trustee, and shall not be obliged to inquire into the propriety thereof;

M.           No person may be employed or consulted by the Trustee to assist it in any capacity in the administration of the Trust or the management and control of Trust assets, including investment counsel, investment advisers, accountants, and those engaged for assistance in preparation of tax returns, unless the following four conditions are met:

1.           Under all the facts and circumstances, the person is determined pursuant to the requirements for eligible entities to be independent of any interested party with respect to the Trust arrangement,

2.           The person is instructed by the Trustee to make no disclosure publicly or to any interested party, and

3.           The person is instructed by the Trustee to have no direct communication with any interested party, and that any indirect communication with an interested party shall be made only through the Trustee pursuant to the terms of this Trust;

N.           Except as specifically limited in this Trust agreement, to do all such acts, take all such proceedings, and exercise all such rights and privileges, although not otherwise specifically mentioned in this Article VII, with relation to any such property, as if the Trustee were the absolute owner thereof, and in connection therewith to make, execute, and deliver any instruments and to enter into any covenants or agreements binding the Trust.

O.           The Trustee shall be authorized to opt out of compliance with the Uniform Prudent Investor Act and is expressly authorized to hold a concentrated position in one company.  Trustee shall not be held liable for losses incurred for lack of diversification.

Article VIII
The Trustee shall not at any time be held liable for any action taken or not taken or for any loss or depreciation of the value of any property held in the Trust whether due to an error of judgment or otherwise where the Trustee has exercised good faith and ordinary diligence in the exercise of its duties such as would have been exercised by a prudent man.

Article IX
No Trustee hereunder shall be required, in any jurisdiction, to furnish any bond or other security, or to obtain the approval of any court before applying, distributing, selling, or otherwise dealing with property.

Article X
Trustee shall make such reports and accountings to the Trustor as set forth herein, and shall be reasonably requested by the Trustor.

Article XI
The Trustee shall be compensated in accordance with the table in the annexed Schedule B. Trustee shall invoice the Trustor for the trust fees quarterly.  Fees which are not paid within sixty (60) days from the date of the invoice can be paid by the liquidation of shares of stock without first seeking permission from the Trustor.

Article XII
The Trustee (and any substitute or successor) shall have the right, by a duly acknowledged instrument delivered to the Trustor, to resign as Trustee in which event the Trustor shall designate and appoint a substitute or successor Trustee in its place and stead, which shall have all of the rights, powers, discretions, and duties conferred or imposed hereunder upon the original Trustee.

Article XIII
The validity, construction, and administration of this Trust shall be governed by the laws of the State of Nevada.

WITNESS our signatures as of the day and date first above stated.

TRUSTEE: ALLIANCE TRUST COMPANY LLC By: /s/ Gregory Crawford Name: Gregory Crawford Title: Co-Manager

TRUSTOR: /s/ Howard Jonas Howard Steven Jonas